EXHIBIT 12(a)

                 CHEMICAL BANKING CORPORATION and Subsidiaries

               Computation of ratio of earnings to fixed charges
                          (in millions, except ratios)


                                                              Six Months Ended
                                                                June 30, 1995
                                                              ----------------
EXCLUDING INTEREST ON DEPOSITS
Income before Income Taxes and Effect of
  Accounting Change                                                  $  1,415
                                                                     --------

Fixed charges:
  Interest expense                                                      1,333
  One third of rents, net of income from subleases (a)                     46
                                                                     --------
Total fixed charges                                                     1,379

Less:  Equity in undistributed income of affiliates                       (84)
                                                                     --------

Earnings before taxes, fixed charges and effect of
  accounting change, excluding capitalized interest                  $  2,710
                                                                     ========

Fixed charges, as above                                              $  1,379
                                                                     ========

Ratio of earnings to fixed charges                                       1.97
                                                                     ========

INCLUDING INTEREST ON DEPOSITS
Fixed charges, as above                                              $  1,379

Add:  Interest on deposits                                              1,782
                                                                     --------

Total fixed charges and interest on deposits                         $  3,161
                                                                     ========

Earnings before taxes, fixed charges and effect of accounting
  change, excluding capitalized interest, as above                   $  2,710

Add:  Interest on deposits                                              1,782
                                                                     --------

Total earnings before taxes, fixed charges, effect of accounting
  change and interest on deposits                                    $  4,492
                                                                     ========


Ratio of earnings to fixed charges                                       1.42
                                                                     ========

(a)  The proportion deemed representative of the interest factor.


                                                                            -59-

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